Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT:  Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES RECORD THIRD QUARTER FINANCIAL RESULTS; INCREASES FULL-YEAR EARNINGS GUIDANCE ON STRENGTH OF SUCCESSFUL ACQUISITION INTEGRATION

Rockford, Michigan, October 8, 2013 — Wolverine Worldwide (NYSE: WWW) today reported record financial results for its third fiscal quarter ended September 7, 2013.  The quarter included a full 12 weeks contribution from the Company’s October 2012 acquisition of the Sperry Top-Sider, Saucony, Stride Rite, and Keds brands (the “PLG Acquisition”).

On July 11, 2013, the Company’s Board of Directors declared a two-for-one stock split, to be paid in the form of a stock dividend on November 1, 2013.  All references to the Company’s share and per share data within the body of this press release are presented on a pre-split basis unless otherwise noted.

Third quarter highlights:

•                  Revenue grew to a record $716.7 million, representing outstanding growth of 9.0% versus prior year pro forma revenue and growth of 103.0% versus prior year reported revenue.  All three of the Company’s branded operating groups contributed to the excellent revenue performance in the quarter, with the largest contributions to growth coming from the Sperry Top-Sider and Merrell brands.

•                  Gross margin increased 70 basis points versus the prior year to 39.9%.  The gross margin improvement during the quarter was driven primarily by favorable channel mix, partially offset by foreign exchange contract losses.

•                  Excluding acquisition-related transaction and integration expenses in both years, fully diluted earnings per share in the quarter were $1.16, a 61.1% increase compared to $0.72 per share in the prior year’s third quarter.  Reported earnings per share were $1.08 in this year’s third fiscal quarter compared to $0.66 in the prior year.

“The power of the Company’s 16-brand portfolio, combined with strong execution of growth strategies by our team, led to an outstanding quarter,” said Blake W. Krueger, Chairman and Chief Executive Officer.  “Double-digit revenue increases across many of our brands, such as Merrell, Sperry Top-Sider, Saucony, Keds, Chaco and Cushe, helped drive the phenomenal earnings performance.  Additionally, solid single-digit revenue growth in North America and excellent double-digit growth in Latin America, Asia Pacific and EMEA reflect the impressive global momentum of our business.”

Don Grimes, the Company’s Chief Financial Officer, commented, “We remain focused on driving growth in both revenue and profits, while diligently paying down the debt taken on to finance the PLG Acquisition last year.  To that end, our net debt of $994.3 million at the end of the third fiscal quarter was approximately $179 million lower than on the transaction closing date last October, reflecting excellent business performance, voluntary debt repayment and continued operating discipline.”

Additional details for the quarter:

•                  Excluding acquisition-related transaction and integration expenses of $7.4 million in the quarter, operating expenses were $192.3 million, or 26.8% of revenue.  Adjusted operating expenses in the prior year’s third quarter were $89.3 million, or 25.3% of revenue.  The increase in operating expenses as a percentage of revenue is driven by incremental pension and incentive compensation expenses, amortization expense related to purchase price accounting, a higher mix of consumer direct activities, and investments in key brand-building initiatives.  Reported operating expenses were $199.7 million in the third quarter, compared to $92.3 million in the prior year.

•                  Excluding acquisition-related transaction and integration expenses, the effective tax rate in the quarter was 27.7%. The reported tax rate, which benefits from the deductibility of the acquisition-related charges primarily in high statutory tax rate jurisdictions, was 25.9%.

•                  Operating free cash flow was $22.8 million in the quarter and $95.6 million for the first three fiscal quarters of the year, well ahead of plan.  Interest-bearing debt was reduced by $42.6 million in the quarter, reflecting both mandatory payments and a voluntary $35 million principal reduction made late in the quarter.

Based on the year-to-date results and the Company’s expectations for the fourth fiscal quarter, the Company is adjusting its full-year revenue guidance to a range of $2.71 to $2.73 billion, representing growth in the range of 6.4% to 7.1% compared to prior year pro forma revenue of $2.548 billion.  On the strength of the excellent year-to-date earnings performance, the Company is raising its adjusted earnings per share guidance to a range of $2.73 to $2.83 per share, representing growth in the range of 19.2% to 23.6%, compared to prior year adjusted earnings per share of $2.29, and even stronger growth of 30.0% to 34.8% after further adjusting the prior year for $0.19 per share of non-recurring tax benefit.

The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends.  To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page.  To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.  In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through January 28, 2014.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s, and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®.  The Company also is the global footwear licensee of popular brands including Cat®, Harley-Davidson®, and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Risk Factors include, among others:  the Company’s ability to realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to combine its legacy businesses and PLG successfully or in a timely and cost-efficient manner; the degree of business disruption relating to the PLG Acquisition; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; potential negative effects that could result from the U.S. government shutdown, including but not limited to delays in importing products at U.S. ports, supply chain disruption, and reduced purchasing by the Department of Defense or other military purchasers; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto.  The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

On July 11, 2013, the Company declared a two-for-one stock split to be paid in the form of a stock dividend on November 1, 2013 to record holders of common stock at the close of business on October 1, 2013.  All references to the Company’s share and per share data within the financial information presented is on a pre-split basis unless otherwise noted.

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 7,	September 8,	September 7,	September 8,
	2013	2012	2013	2012

Revenue	$716.7	$353.1	$1,950.3	$988.6
Cost of products sold	430.7	214.5	1,161.2	599.8
Gross profit	286.0	138.6	789.1	388.8
Gross margin	39.9%	39.2%	40.5%	39.3%

Selling, general and administrative expenses	192.3	89.3	584.3	274.8
Acquisition related transaction and integration costs	7.4	3.0	30.5	7.9
Operating expenses	199.7	92.3	614.8	282.7
Operating expenses as a % of revenue	27.9%	26.1%	31.5%	28.6%

Operating profit	86.3	46.3	174.3	106.1
Operating margin	12.0%	13.1%	8.9%	10.7%

Interest expense, net	11.9	0.3	37.3	1.0
Acquisition-related interest expense	—	1.4	—	1.4
Other expense, net	1.0	(0.3)	2.0	1.3
	12.9	1.4	39.3	3.7
Earnings before income taxes	73.4	44.9	135.0	102.4

Income taxes	19.0	12.1	32.7	18.1
Effective tax rate	25.9%	27.1%	24.2%	17.7%

Net earnings	54.4	32.8	102.3	84.3

Net earnings attributable to noncontrolling interests	—	0.1	0.2	(0.1)

Net earnings attributable to Wolverine Worldwide	$54.4	$32.7	$102.1	$84.4

Diluted earnings per share	$1.08	$0.66	$2.03	$1.71

Supplemental information:
Net earnings used to calculate diluted earnings per share	$53.4	$32.2	$100.2	$83.0
Shares used to calculate diluted earnings per share	49.6	48.6	49.3	48.4
Weighted average shares outstanding	50.3	48.9	50.1	48.7

As adjusted for the two-for-one stock split
Diluted earnings per share	$0.54	$0.33	$1.02	$0.86
Shares used to calculate diluted earnings per share	99.2	97.2	98.6	96.8
Weighted average shares outstanding	100.5	97.7	100.1	97.3

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in millions)

	September 7,	September 8,
	2013	2012
ASSETS:
Cash and cash equivalents	$147.8	$144.3
Receivables	478.9	280.5
Inventories	462.6	269.7
Other current assets	60.8	32.9
Total current assets	1,150.1	727.4
Property, plant and equipment, net	155.3	75.9
Goodwill and other non-amortizable intangibles	1,138.5	57.5
Other non-current assets	226.3	87.2
Total Assets	$2,670.2	$948.0

LIABILITIES & EQUITY:
Accounts payable and other accrued liabilities	$334.9	$144.0
Current maturities on long-term debt	40.2	—
Revolving credit agreement	—	27.0
Total current liabilities	375.1	171.0
Long-term debt	1,101.9	—
Other non-current liabilities	425.2	109.3
Stockholders’ equity	768.0	667.7
Total Liabilities and Equity	$2,670.2	$948.0

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	36 Weeks Ended
	September 7,	September 8,
	2013	2012
OPERATING ACTIVITIES:
Net earnings	$102.3	$84.3
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	37.0	11.5
Deferred income taxes	(6.3)	(3.5)
Stock-based compensation expense, net of tax benefits	19.0	5.0
Pension expense	25.8	19.4
Pension contribution	(1.4)	(26.7)
Other	5.2	(5.0)
Changes in operating assets and liabilities	(56.2)	(76.4)
Net cash provided by operating activities	125.4	8.6

INVESTING ACTIVITIES:
Investment in joint ventures	(1.6)	(2.5)
Additions to property, plant and equipment	(29.2)	(8.3)
Other	1.0	(1.8)
Net cash used in investing activities	(29.8)	(12.6)

FINANCING ACTIVITIES:
Net borrowings under revolver	—	16.0
Payments of long term debt	(107.9)	(0.5)
Cash dividends paid	(17.7)	(17.6)
Purchase of common stock for treasury	(0.6)	(8.1)
Other	9.2	16.4
Net cash provided by (used in) financing activities	(117.0)	6.2

Effect of foreign exchange rate changes	(2.2)	2.1
Increase (decrease) in cash and cash equivalents	(23.6)	4.3

Cash and cash equivalents at beginning of year	171.4	140.0
Cash and cash equivalents at end of the quarter.	$147.8	$144.3

WOLVERINE WORLD WIDE, INC.

REPORTED REVENUE BY OPERATING GROUP

(Unaudited)

(in millions)

	3rd Quarter Ended
	September 7, 2013		September 8, 2012		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Lifestyle Group	$295.8	41.3%	$38.0	10.8%	$257.8	678.4%
Performance Group	254.1	35.5%	152.2	43.1%	101.9	67.0%
Heritage Group	144.6	20.2%	143.5	40.6%	1.1	0.8%
Other	22.2	3.1%	19.4	5.5%	2.8	14.4%
Total Revenue	$716.7	100.0%	$353.1	100.0%	$363.6	103.0%

REPORTED FISCAL Q3 2013 REVENUE BY OPERATING GROUP COMPARED TO
FISCAL Q3 2012 PRO FORMA REVENUE BY OPERATING GROUP*

(Unaudited)

(in millions)

	3rd Quarter Ended
	September 7, 2013		September 8, 2012		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Lifestyle Group	$295.8	41.3%	$270.0	41.1%	$25.8	9.6%
Performance Group	254.1	35.5%	224.1	34.1%	30.0	13.4%
Heritage Group	144.6	20.2%	143.5	21.8%	1.1	0.8%
Other	22.2	3.1%	19.8	3.0%	2.4	12.1%
Total Revenue	$716.7	100.0%	$657.4	100.0%	$59.3	9.0%

*2012 revenues are presented as if the Company acquired PLG on January 1, 2012.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL Q3 2012 REPORTED REVENUE TO FISCAL Q3 2012 PRO FORMA REVENUE*

(Unaudited)

(in millions)

	GAAP Basis		Pro Forma
	Fiscal Q3 2012	PLG Revenue (a)	Fiscal Q3 2012

Lifestyle Group	$38.0	$232.0	$270.0
Performance Group	152.2	71.9	224.1
Heritage Group	143.5	—	143.5
Other	19.4	0.4	19.8
Total Revenue	$353.1	$304.3	$657.4

RECONCILIATION OF FISCAL Q3 2013 REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q3 2013	Integration Costs	Fiscal Q3 2013

Diluted earnings per share	$1.08	$0.08	$1.16

Percentage increase	63.6%		61.1%

RECONCILIATION OF FISCAL Q3 2012 REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q3 2012	Integration Costs	Fiscal Q3 2012

Diluted earnings per share	$0.66	$0.06	$0.72

RECONCILIATION OF REPORTED DEBT TO NET DEBT

(Unaudited)

(in millions)

GAAP Reported Debt	$1,142.1

Cash & Cash Equivalents	(147.8)

Net Debt	$994.3

RECONCILIATION OF FISCAL Q3 2013 REPORTED OPERATING EXPENSES TO OPERATING EXPENSES
ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q3 2013	Integration Costs	Fiscal Q3 2013

Operating expenses	$199.7	$(7.4)	$192.3

Percentage of revenue	27.9%		26.8%

RECONCILIATION OF FISCAL Q3 2012 REPORTED OPERATING EXPENSES TO OPERATING EXPENSES
 ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q3 2012	Integration Costs	Fiscal Q3 2012

Operating expenses	$92.3	$(3.0)	$89.3

Percentage of revenue	26.1%		25.3%

RECONCILIATION OF FISCAL Q3 2013 REPORTED EFFECTIVE TAX RATE TO EFFECTIVE TAX RATE ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and		As Adjusted
	Fiscal Q3 2013	Integration Costs		Fiscal Q3 2013

Effective tax rate	25.9%	32.8	%(b)	27.7%

COMPONENTS OF OPERATING FREE CASH FLOW*

(Unaudited)

(in millions)

	36 Weeks Ended	24 Weeks Ended	12 Weeks Ended
	September 7, 2013	June 15, 2013	September 7, 2013

Net cash provided by operating activities	$125.4	$87.5	$37.9

Net cash used in investing activities	(29.8)	(14.7)	(15.1)

Operating free cash flow	$95.6	$72.8	$22.8

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED REVENUE TO REVENUE ADJUSTED
TO INCLUDE PLG FULL-YEAR 2012 REVENUE*

(Unaudited)

(in millions)

	GAAP Basis	PLG Pre “Stub Period”	As Adjusted
	Full-Year 2012	Revenue (a)	Full-Year 2012

Revenue	$1,640.8	$906.7	$2,547.5

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS, EARLY EXTINGUISHMENT OF DEBT COSTS AND MANUFACTURING RESTRUCTURING COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related		Manufacturing	As Adjusted
	Full-Year 2013	Transaction and	Early Extinguishment	Restructuring	Full-Year 2013
	Guidance	Integration Costs	of Debt Costs	Costs	Guidance

Diluted earnings per share	$1.70 - 1.80	$0.57	$0.28	$0.18	$2.73 - 2.83

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS AND A ONE TIME NON-RECURRING TAX BENEFIT*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted	Non-Recurring	As Adjusted
	Full-Year 2012	Integration Costs	Full-Year 2012	Tax Benefit (c)	Full-Year 2012

Diluted earnings per share	$1.63	$0.66	$2.29	$(0.19)	$2.10

(a)         This adjustment presents the Company’s revenue as if PLG was acquired on January 1, 2012.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

(b)         Represents the effective tax rate for acquisition related transaction and integration costs in the U.S. and foreign operations.

(c)          Represents the one time benefit of a favorable court decision in a foreign tax jurisdiction supporting the Company’s global tax strategies.

*                 To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been if PLG had been acquired on January 1, 2012 and excluded acquisition-related transaction and integration costs, early extinguishment of debt costs and manufacturing restructuring costs.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.